Exhibit 10.2

FORM OF SHAREHOLDER SUPPORT AGREEMENT

This Shareholder Support Agreement (this “Agreement”) is entered into on [_____], 2025 by and among Vine Hill Capital Investment Corp., a Cayman Islands exempted company (“SPAC”), CoinShares International Limited, a public company limited by shares organized under the laws of the Bailiwick of Jersey, Channel Islands (the “Company”), the Persons set forth on Schedule I hereto (each, a “Company Shareholder,” and, collectively, the “Company Shareholders”). The Company Shareholders, SPAC and the Company are sometimes collectively referred to herein as the “Parties”, and each of them is sometimes individually referred to herein as a “Party”. Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Business Combination Agreement referenced below.

RECITALS

WHEREAS, as of the date hereof, the Company Shareholders are the legal holders and the “beneficial owners” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of such number of Company Shares as are indicated opposite each of their names on Schedule I attached hereto (all such Company Shares, together with any Company Shares of which ownership of record or the power to vote (including, without limitation, by proxy or power of attorney) is hereafter acquired by any such Company Shareholder during the period from the date hereof through the Expiration Time are referred to herein as the “Subject Shares”);

WHEREAS, concurrently with the Parties’ execution and delivery of this Agreement, SPAC, the Company, Odysseus Holdings Limited, a private company limited by shares organized under the laws of the Bailiwick of Jersey, Channel Islands (“Holdco”) and Odysseus (Cayman) Limited, a Cayman Islands exempted company and a wholly owned subsidiary of Holdco (“SPAC Merger Sub”), have entered into a Business Combination Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), pursuant to which, among other transactions, SPAC will merge with and into SPAC Merger Sub, with SPAC Merger Sub continuing as the surviving entity, as a result of which SPAC will become a direct, wholly-owned subsidiary of Holdco; and

WHEREAS, as an inducement to SPAC and the Company to enter into the Business Combination Agreement and to consummate the transactions contemplated therein, the Parties desire to agree to certain matters as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth herein, the Parties, intending to be legally bound, hereby agree as follows:

Article I

COVENANTS AND AGREEMENTS

Section 1.1 No Transfer. During the period commencing on the date hereof and ending on the earliest of (a) the Acquisition Effective Time and (b) such date and time as the Business Combination Agreement shall be validly terminated in accordance with Section 10.01 thereof (the earliest of (a) and (b), the “Expiration Time”), each Company Shareholder (and any other Person to which any Subject Shares are transferred) shall not (1) (i) sell, offer to sell, exchange, contract or agree to sell or exchange, hypothecate, pledge, encumber, assign, convert, grant of any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, by operation of law or otherwise and whether voluntarily or involuntarily (collectively, “Transfer”), or establish or increase a put equivalent position or liquidate with respect to or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder with respect to any Subject Securities, (ii) enter into any swap, derivative or other arrangement that transfers to another, in whole or in part, any of the economic consequences and/or voting rights of any Subject Shares, or any other derivative transaction with respect to, any Subject Shares, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise or (iii) communicate, whether publicly or otherwise any intention to effect any transaction specified in clause (i) or (ii); (2) grant any proxies or powers of attorney or enter into any voting arrangement, whether by proxy, voting agreement, voting trust, voting deed or otherwise (including pursuant to any loan of Subject Shares) with respect to any Subject Shares, in each case, other than as set forth in this Agreement or the Business Combination Agreement; (3) take any action that would reasonably be expected to make any representation or warranty of such Company Shareholder herein untrue or incorrect, or would reasonably be expected to have the effect of preventing or disabling such Shareholder from performing its obligations hereunder; or (4) commit or agree to take any of the foregoing actions. Notwithstanding the foregoing, such Company Shareholder may (1) make Transfers of the Subject Shares pursuant to this Agreement or by virtue of such Company Shareholder’s Organizational Documents upon liquidation or dissolution of such Company Shareholder; provided, that in each case, the power to vote (including, without limitation, by proxy or power of attorney) and to otherwise fulfill such Company Shareholder’s obligations under this Agreement is not relinquished or prior to, and as a condition to the effectiveness of any such Transfer, such transferee shall agree in writing to be bound by this Agreement to the same extent as such Company Shareholder was with respect to such transferred Subject Shares; provided further, that any transfer pursuant to which the transferee will not be required to assume voting obligations will be null and void and (2) pledge or otherwise encumber any Subject Securities as security for bona fide indebtedness of a Company Shareholder, provided that (i) the pledging or encumbering Company Shareholder shall at all times remain the beneficial owner of such Subject Securities; and (ii) the pledging or encumbering Company Shareholder shall retain and exercise all voting rights with respect to such Subject Securities, in each case for the duration of such pledge or encumbrance or otherwise until any enforcement of such pledge or encumbrance in accordance with its terms.

Section 1.2 New Shares. In the event that (a) any securities of the Company are issued to a Company Shareholder after the date of this Agreement through the Expiration Time pursuant to any stock dividend, stock split, distribution, recapitalization, reclassification, combination, conversion or exchange of Company Shares of, on or affecting the Company Shares owned by such Company Shareholder otherwise, (b) a Company Shareholder purchases or otherwise acquires beneficial ownership of any Company Shares or other equity securities of the Company after the date of this Agreement, or (c) a Company Shareholder acquires the right to vote or share in the voting of any Company Shares or other equity securities of the Company after the date of this Agreement through the Expiration Time, including upon the exercise of any Company Option, (such Company Shares or other equity securities of the Company, collectively the “New Securities”), then, such New Securities acquired or purchased by such Company Shareholder shall be deemed Subject Shares and shall be subject to the terms of this Agreement to the same extent as if they constituted the Subject Shares owned by such Company Shareholder as of the date hereof.

Section 1.3 Closing Date Deliverables. On or prior to the Closing Date, the Company Shareholders shall deliver to Holdco a duly executed counterpart of the A&R Registration Rights Agreement, to the extent that such Company Shareholder is a party to such agreements.

Section 1.4 Support Agreements. At any time prior to the Expiration Time, each Company Shareholder hereby unconditionally and irrevocably agrees that, at any meeting of the shareholders of the Company (or any adjournment or postponement thereof), and in any action by written consent of the shareholders of the Company, such Company Shareholder shall, if a meeting is held, appear at the meeting, in person or by proxy, or otherwise cause its Subject Shares to be counted as present thereat for the purposes of establishing a quorum, and such Company Shareholders shall vote or provide consent (or cause to be voted or consented), in person or by proxy, with respect to all of its Subject Shares:

(i) to approve and adopt each of the Company Shareholder Matters;

(ii) to consent to any reserved matter under its articles or other constitutional documents of the Company;

(iii) in any other circumstances upon which a consent or other approval is required under the Company’s Governing Documents or under any agreements between the Company and its shareholders, or otherwise sought with respect to the Business Combination Agreement or the Transactions or the other Company Shareholder Matters, to vote, consent or approve (or cause to be voted, consented or approved) all of such Company Shareholder’s Subject Shares held at such time in favor thereof;

(iv) against any Company Business Combination, merger, scheme of arrangement, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company and any issuance or acquisition of shares or other equity securities of the Company (other than, in each case, pursuant to the Business Combination Agreement or the other Transaction Agreements and the Transactions);

(v) against any proposal, action or agreement that would or would reasonably be expected to (a) in any material respect, impede, frustrate, hinder, interfere with, prevent or nullify the timely consummation of, or otherwise adversely affect, any of the Transactions, (b) result in a breach in any material respect of any covenant, representation, warranty or any other obligation or agreement of the Company under the Business Combination Agreement (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation contain therein), (c) result in any of the conditions set forth in Article IX of the Business Combination Agreement not being fulfilled or (d) change in any manner the dividend policy or capitalization of, including the voting rights of any class of capital stock of, the Company; and

(vi) to revoke any proxies or powers of attorney heretofore given in respect of the Subject Shares that may still be in effect and which conflict with the terms of this Agreement.

During the period commencing on the date hereof and ending at the Expiration Time, each Company Shareholder hereby agrees that it shall not take any action or omission, or commit or agree to take any action or omission inconsistent with the foregoing. Solely to the extent that such Company Shareholder fails to take any of the actions set forth in this Section 1.4, each Company Shareholder hereby unconditionally and irrevocably (for a period of one year commencing on the date hereof) grants to, and appoints, the Company and any individual designated in writing by the Company, and each of them individually, as such Company Shareholder’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Shareholder, to vote the Subject Shares, or grant a written consent or approval in respect of the Subject Shares, in a manner consistent with Section 1.4(i) through (v). Such Company Shareholder understands and acknowledges that the Company is entering into the Business Combination Agreement in reliance upon such Company Shareholder’s execution and delivery of this Agreement. Such Company Shareholder hereby affirms that the irrevocable proxy and power of attorney set forth in this Section 1.4 are given in connection with the execution of the Business Combination Agreement, and that such irrevocable proxy and power of attorney are given to secure a proprietary interest and may under no circumstances be revoked. Such Shareholder hereby ratifies and confirms all that such irrevocable proxy and power of attorney may lawfully do or cause to be done by virtue hereof. SUCH IRREVOCABLE PROXY AND POWER OF ATTORNEY IS EXECUTED AND INTENDED TO BE IRREVOCABLE IN ACCORDANCE WITH THE PROVISIONS OF JERSEY LAW (including but not limited to the Powers of Attorney (Jersey) Law 1995). The irrevocable proxy and power of attorney granted hereunder shall automatically terminate upon the earlier of one year following the date hereof or the termination of this Agreement.

Section 1.5 No Inconsistent Agreement; No Voting Trusts. Each Company Shareholder hereby represents and covenants that it has not entered into, and will not enter into, any Contract that would, and will not modify or amend any Contract in a manner that would, in any material respect, restrict, limit or interfere with the performance of such Company Shareholder’s obligations hereunder. Each Company Shareholder agrees that, during the term of this Agreement, such Company Shareholder will not, and will not permit any Person under such Company Shareholder’s control to, deposit any Subject Shares in a voting trust, grant any proxies with respect to the Subject Shares or subject any of the Subject Shares to any arrangement with respect to the voting of the Subject Shares except as contemplated in this Agreement.

Section 1.6 Non-Solicitation. From the date hereof until the earlier of (i) the Closing and (ii) the valid termination of this Agreement pursuant to Article III or Section 4.1, each Company Shareholder will not, and such Company Shareholder will direct its Representatives not to, directly or indirectly, (a) solicit, initiate, enter into or continue discussions, negotiations or transactions with, or encourage or respond to any inquiries or proposals by, or provide any information to, any Person with respect to a Company Business Combination (other than to inform such Person of such Company Shareholder’s obligations pursuant to this Section 1.6 with respect to the Company), (b) enter into any acquisition agreement, business combination agreement, merger agreement or similar definitive agreement, or any letter of intent, memorandum of understanding or agreement in principle, or any other agreement regarding, continue or otherwise participate in any discussions or negotiations regarding, or cooperate in any way that would otherwise reasonably be expected to lead to a Company Business Combination or (c) commence, continue or renew any due diligence investigation regarding a Company Business Combination.

Section 1.7 Preemptive Rights. Each Company Shareholder hereby waives, and agrees not to assert or perfect or otherwise demand performance of, any and all preemptive rights, rights of first refusal, co-sale rights or any other rights to acquire any equity security of the Company or limit the ability of any other shareholder of the Company to transfer its equity securities of the Company in connection with the Transactions, to the extent such right arose prior to the Expiration Time.

Section 1.8 [Reserved].

Section 1.9 No Redemption. Each Company Shareholder irrevocably and unconditionally agrees that, from the date hereof and until the termination of this Agreement, such Company Shareholder shall not elect to cause the Company to redeem or repurchase any Subject Shares now or at any time legally or beneficially owned by such Company Shareholder, or submit or surrender any of its Subject Shares for redemption, in each case pursuant to the Governing Documents of the Company.

Section 1.10 Consent to Disclosure. Each Company Shareholder hereby consents to the publication and disclosure in the Registration Statement (and, as and to the extent otherwise required by applicable securities laws or the SEC or any other securities authorities, any other documents or communications provided by SPAC or the Company to any Governmental Entity or to securityholders of SPAC) of such Company Shareholder’s identity and record and beneficial ownership of Subject Shares and the nature of such Company Shareholder’s commitments, arrangements and understandings under and relating to this Agreement and, if deemed appropriate by SPAC or the Company, a copy of this Agreement. Each Company Shareholder will promptly provide any information reasonably requested by SPAC or the Company for any regulatory application or filing made or approval sought in connection with the Transactions, which approval or filing is specifically set forth in the Business Combination Agreement (including filings with the SEC), except for any information that is subject to attorney-client privilege or confidentiality obligations.

Section 1.11 Several and Not Joint Obligations. The representations, warranties, covenants, agreements, obligations and liability of the Company Shareholders party to this Agreement shall be several, and not joint. Notwithstanding any other provision of this Agreement, in no event will any Company Shareholder be liable for any other Person’s breach of such other Person’s representations, warranties, covenants, or agreements contained in this Agreement, the Business Combination Agreement or any other Transaction Agreement.

Article II

REPRESENTATIONS AND WARRANTIES

Section 2.1 Representations and Warranties of the Company Shareholders. Each Company Shareholder represents and warrants as of the date hereof to and for the benefit of SPAC and the Company as follows:

(a) Organization; Due Authorization. If such Company Shareholders is not an individual, it is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, formed, organized or constituted, as the case may be, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby are within such Company Shareholder’s limited liability company, corporate or other powers and have been duly authorized by all necessary corporate or other organizational actions on the part of such Company Shareholder. If such Company Shareholder is an individual, such Company Shareholder has full legal capacity, right and authority to execute and deliver this Agreement and to perform his or her obligations hereunder. This Agreement has been duly executed and delivered by such Company Shareholder and, assuming due authorization, execution and delivery by the other Parties, this Agreement constitutes a legally valid and binding obligation of such Company Shareholder, enforceable against such Company Shareholder in accordance with the terms hereof (except as enforceability may be limited by bankruptcy laws, other similar laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies). If this Agreement is being executed in a representative or fiduciary capacity, the Person signing this Agreement has full power and authority to enter into this Agreement on behalf of the applicable Company Shareholder.

(b) Ownership. Such Company Shareholder is the legal owner and “beneficial owner” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of, and has good title to, and sole voting power with respect to, the number of Subject Shares listed in Schedule I hereto (such Subject Shares, collectively, such Company Shareholder’s “Owned Securities”), and there exists no Liens or any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Company Shareholder’s Subject Shares), other than pursuant to (i) this Agreement, (ii) the Governing Documents of the Company, (iii) the Business Combination Agreement or (iv) applicable securities laws. Such Company Shareholder’s Owned Securities are the only equity securities in the Company owned of record or beneficially by such Company Shareholder as of the date of this Agreement (other than any Company Options), and none of such Company Shareholder’s Subject Shares are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such Subject Shares. Other than as set forth opposite such Company Shareholder’s name on Schedule I, such Company Shareholder does not hold or own any rights to acquire (directly or indirectly) any equity securities of the Company or the right to exercise any voting power with respect to any equity securities of the Company.

(c) No Conflicts. The execution and delivery of this Agreement by such Company Shareholder does not, and the performance by such Company Shareholder of his, her or its obligations hereunder will not, (i) conflict with or result in a violation of the Governing Documents of such Company Shareholder, if it is an entity, any law applicable to such Company Shareholder or by which any property or assets (including the Subject Shares) of such Company Shareholder are subject, in each case, that would reasonably be expected to prevent or materially delay the consummation of the Transactions or that would reasonably be expected to prevent such Company Shareholder from fulfilling his, her or its obligations under this Agreement, (ii) result in the creation or imposition of any Lien (other than the Liens referred to in Section 2.1(b)(i) through (iv) above or as permitted by Section 1.1) upon the Subject Shares or (iii) require any consent or approval that has not been given or other action that has not been taken by any Person (including under any Contract binding upon such Company Shareholder or such Company Shareholder’s Subject Shares), in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by such Company Shareholder of its, his or her obligations under this Agreement.

(d) Litigation. There are no Legal Proceedings pending against such Company Shareholder, or to the knowledge of such Company Shareholder, threatened in writing against such Company Shareholder, before (or, in the case of threatened Legal Proceedings, that would be before) any arbitrator or any Governmental Entity, which in any manner challenges or seeks to prevent, enjoin or materially delay the Transactions or the performance by such Company Shareholder of his, her or its obligations under this Agreement or the Transaction Agreements.

(e) Adequate Information. Such Company Shareholder has adequate information concerning the business and financial condition of SPAC and the Company to make an informed decision regarding this Agreement and the Transactions and has independently and without reliance upon SPAC or the Company and based on such information as such Company Shareholder has deemed appropriate, made its own analysis and decision to enter into this Agreement. Such Company Shareholder acknowledges that SPAC and the Company have not made and do not make any representation or warranty to such Company Shareholder, whether express or implied, of any kind or character except as expressly set forth in this Agreement.

(f) Brokerage Fees. No broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the Transactions contemplated by the Business Combination Agreement based upon arrangements made by such Company Shareholder, for which the Company, SPAC or any of their Affiliates may become liable.

(g) Acknowledgment. Such Company Shareholder understands and acknowledges that each of SPAC and the Company is entering into the Business Combination Agreement in reliance upon such Company Shareholder’s execution and delivery of this Agreement.

Section 2.2 Representations, Warranties and Agreements of the Company. The Company represents, warrants and agrees to and for the benefit of SPAC that the Company Shareholders represent, in the aggregate, at least 75% of the outstanding Company Shares in value and, as of the date of the Company Shareholder Approval, will represent at least 75% of the outstanding Company Shares in value.

ARTICLE III

EFFECTIVENESS

Section 3.1 Effectiveness. This Agreement shall become effective on the first date on which the conditions precedent set forth in Section 3.2 have been satisfied.

Section 3.2 Conditions Precedent. The obligations of the Parties under this Agreement shall be subject to the satisfaction (or waiver by the Company and the SPAC in their sole discretion) of the following conditions precedent:

(i)	signature pages to this Agreement shall have been duly executed by each Company Shareholder who is named on Schedule I; and

(ii)	each Company Shareholder that has submitted an executed signature page to this Agreement as contemplated under Section 3.2(i) above, shall have also executed and provided to the Company or to such Person as the Company may direct, a lock-up agreement in such form and substance as is reasonably satisfactory to the Company.

For the avoidance of doubt, the conditions set forth in this Article III are conditions precedent to the effectiveness of this Agreement and no Party shall have any obligations hereunder unless and until all such conditions have been satisfied or otherwise waived by the Parties hereto. This Agreement and the obligations of each Party hereunder shall automatically terminate ab initio upon the termination of the Business Combination Agreement.

Article IV

MISCELLANEOUS

Section 4.1 Termination. This Agreement and all of its provisions shall terminate and be of no further force or effect upon the earlier of (a) the Expiration Time and (b) the execution and delivery of a written agreement providing for the termination of this Agreement executed by the Parties hereto. Upon such termination of this Agreement, all obligations of the Parties under this Agreement will terminate, without any liability or other obligation on the part of any Party to any Person in respect hereof or the transactions contemplated hereby, and no Party shall have any claim against another (and no person shall have any rights against such Party), whether under contract, tort or otherwise, pursuant to this Agreement (it being clarified that where the termination is with respect to one or more, but not all Company Shareholders, then the foregoing provisions shall apply only with respect to such partial termination but shall not affect the obligations and rights of the remaining parties to the Agreement); provided, however, that the termination of this Agreement shall not relieve or release a Party from any obligations or liabilities arising out of such Party’s willful breach of this Agreement prior to such termination or intentional fraud in the making of the representations and warranties in this Agreement. Notwithstanding the foregoing, this Article III shall survive the termination of this Agreement.

Section 4.2 Assignment. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the Parties and their respective heirs, successors and permitted assigns. Other than Transfers permitted by a Company Shareholder pursuant to Section 1.1 (and only on the terms therein), neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned (including by operation of law) (i) by any Company Shareholder without the prior written consent of the Company and SPAC or (ii) by the Company or SPAC without the prior written consent of the other. Any purported assignment or delegation not permitted under this Section 4.2 shall be null and void.

Section 4.3 Specific Performance. The Parties agree that irreparable damage, for which monetary damages (even if available) may not be an adequate remedy, may occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to seek an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Chancery Court or any other state or federal court within the State of Delaware, this being in addition to any other remedy to which such Party is entitled at law or in equity. Without limiting the foregoing, each Party agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that (a) there is adequate remedy at law or (b) an award of specific performance is not an appropriate remedy for any reason at law or in equity. Any Party seeking an order or injunction to prevent breaches and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction. All rights, powers, and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any right, power, or remedy thereof by any Party shall not preclude the simultaneous or later exercise of any other such right, power, or remedy by such Party.

Section 4.4 Amendment. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement providing therefor executed by the Parties hereto.

Section 4.5 Waiver. No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the Parties hereunder are cumulative and are not exclusive of any rights or remedies otherwise available to the Parties. No waiver of any right, power or privilege hereunder shall be valid unless it is set forth in a written instrument executed and delivered by the Party to be charged with such waiver.

Section 4.6 No Third-Party Beneficiaries. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any Person, other than the Parties and their respective heirs, successors and permitted assigns, any right or remedy under or by reason of this Agreement.

Section 4.7 Notices. All notices and other communications among the Parties shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (c) when delivered by FedEx or other nationally recognized overnight delivery service or (d) when e-mailed during normal business hours (and otherwise as of the immediately following Business Day), in each case, to the addresses specified on the signature pages hereto (or at such other addresses for a Party as shall be specified by like notice).

Section 4.8 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 3.9 Other Provisions. The provisions set forth in each of Sections 12.03 (Counterparts; Electronic Delivery), 12.05 (Severability), 12.07 (Governing Law), 12.08 (Consent to Jurisdiction; Waiver of Jury Trial) and 12.09 (Rules of Construction) of the Business Combination Agreement are incorporated herein by reference as if set forth herein, mutatis mutandis.

Section 4.10 Capacity as a Shareholder. Notwithstanding anything herein to the contrary, each Company Shareholder signs this Agreement solely in its capacity as a record owner of, or owner of interests representing the economic benefits of, shares and/or warrants or other equity securities of the Company, and not in any other capacity and this Agreement shall not limit, prevent or otherwise affect the actions of such Company Shareholder or any Affiliate, employee or designee of such Company Shareholder, or any of such Company Shareholder’s respective Affiliates in his or her capacity, if applicable, as an officer or director of the Company or any other Person, including in the exercise of his or her fiduciary duties as a director or officer of the Company.

Section 4.11 No Challenges. During the period commencing on the date hereof and ending at the Expiration Time, each Company Shareholder agrees (i) not to commence (or to direct an agent or trustee to), join in, facilitate, assist or encourage, and agrees to take all actions within its power necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against SPAC, SPAC Merger Sub, Holdco, the Company or any of their respective successors or directors (except in any case arising out of the fraud of such parties) (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (b) alleging a breach of any fiduciary duty of any person in connection with the evaluation, negotiation or entry into the Business Combination Agreement. Notwithstanding the foregoing, nothing herein shall be deemed to prohibit a Company Shareholder from enforcing such Company Shareholder’s rights under this Agreement and the other agreements entered into by such Company Shareholder in connection herewith, or otherwise in connection with the Merger or the other transactions contemplated by the Business Combination Agreement; (ii) to forbear from the exercise of (or to direct an agent or trustee to exercise) any and all rights and remedies in contravention of this Agreement, whether at law, in equity, by agreement, or otherwise, which are or become available to them in respect of the Company Shares owned by such Company Shareholder including any right to dissent or object to the implementation of the Transactions.

Section 4.12 Further Assurances. Each Company Shareholder hereby agrees that it shall, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments, and will use reasonable best efforts to take, or cause to be taken, such actions, and do, or cause to be done, and assist and cooperate with the other Parties in doing such things, in each case, as another Party may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement and the Business Combination Agreement.

Section 4.13 Entire Agreement. This Agreement and the Business Combination Agreement constitute the entire agreement and understanding of the Parties with respect to the subject matter hereof and supersede all prior understandings, agreements and representations by or among the Parties to the extent they relate in any way to the subject matter hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the Parties hereto have each caused this Agreement to be duly executed as of the date first written above.

SPAC:

Vine Hill Capital Investment Corp.

By:
Name:	Nicholas Petruska
Title:	Chief Executive Officer

Vine Hill Capital Investment Corp.

Attention:	Nicholas Petruska
Daniel Zlotnitsky

Email:	[***]

with copies to (which shall not constitute notice) to:

Paul Hastings LLP
515 South Flower Street
Twenty-Fifth Floor
Los Angeles, CA 90071

Attention:	Jonathan Ko
Joseph Swanson
Andrew Goodman

Email:	jonathanko@paulhastings.com
josephswanson@paulhastings.com
andrewgoodman@paulhastings.com

[Signature Page to Shareholder Support Agreement]

COMPANY SHAREHOLDERS:

[_____]

By:
Name:
Title:

[Signature Page to Shareholder Support Agreement]

COMPANY:

CoinShares International Limited

By:
Name:
Title:

Address:

2nd Floor, 2 Hill Street, JE2
4UA St Helier Jersey, Channel Islands

Attention:	Jean-Marie Mognetti
Lisa Avellini

Email:	[***]

with copies (which shall not constitute notice) to:

White & Case LLC
1221 Avenue of the Americas
New York, New York 10020

Attention:	Joel Rubinstein
Jeff Gilson

Email:	joel.rubinstein@whitecase.com
jeff.gilson@whitecase.com

[Signature Page to Shareholder Support Agreement]